Exhibit 10.1

Execution Version

FIRST AMENDMENT TO SPONSOR SUPPORT AGREEMENT

This FIRST AMENDMENT (this “Amendment”), dated as of June 11, 2023 to the Sponsor Support Agreement, dated as of December 5, 2022 (the “Agreement”), by and among Ares Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), the Persons set forth on Schedule I to the Agreement (the “Purchaser Support Parties”) and X-Energy Reactor Company, LLC, a Delaware limited liability company (the “Company”), is entered into by and among the Purchaser, the Purchaser Support Parties and the Company. The Purchaser, the Purchaser Support Parties and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Purchaser, the Company and the Purchaser Support Parties entered into the Agreement on December 5, 2022;

WHEREAS, Section 3.7 of the Agreement provides that the Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Parties; and

WHEREAS, the Parties wish to make certain amendments to the Agreement as set forth in this Amendment.

NOW THEREFORE, the Parties agree as follows:

Section 1.1 Definitions. Except as otherwise indicated, capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

Section 1.2 Amendments.

(a) Section 1.13 of the Agreement is amended to add the following provision as Section 1.13(i):

Where a portion of an Investment Amount was included in the calculation of the Sponsor Retention Multiplier pursuant to Section 1.14 and was not actually funded to the Company or the Purchaser as of the consummation of the Business Combination (each such portion, an “Unfunded Investment Amount”), the following provisions shall apply:

i. During the Unfunded Commitment Lock-Up Period, except with respect to Permitted Transfers or Transfers made with the prior written consent of the Company, each Purchaser Support Party shall be prohibited from Transferring its Unfunded Lock-Up Amount.

ii. If, from time to time, any portion of an Unfunded Investment Amount is funded, then the Unfunded Lock-Up Amount shall be recalculated to include the subsequently funded portion of such Unfunded Investment Amount as an Investment Amount for purposes of this Section 1.13(i).

iii. If, from time to time, an Unfunded Commitment Lock-Up Period expires or terminates as a result of the valid termination of the agreement giving rise to the applicable Unfunded Investment Amount in accordance with Section 1.14(j), then: (x) the Sponsor Retention Multiplier shall be recalculated to exclude the then-unfunded portion of such Unfunded Lock-Up Amount as an Investment Amount for purposes of Section 1.14(e)(a)(ii) and Section 1.14(e)(b)(ii); (y) the number of Sponsor Retained Shares and the number of Sponsor Retained Warrants shall be adjusted based on the recalculated Sponsor Retention Multiplier; and (z) each Purchaser Support Party will surrender to the Purchaser for cancellation and no consideration such Purchaser Support Party’s Pro Rata Share of the number of Sponsor Retained Shares and Sponsor Retained Warrants that should have been, but were not, surrendered to the Purchaser pursuant to Section 1.11. The percentage of each Purchaser Support Party’s Pro Rata Share of the additionally surrendered Sponsor Retained Shares and Sponsor Retained Warrants that constitute Sponsor Earn Out Securities shall be 63.25%.

iv. Each of the Purchaser and the Company shall use its reasonable best efforts to take, or to cause to be taken, all actions required or necessary, or that it otherwise deems to be proper or advisable, to enforce the terms of any funding commitment prior to the consummation of the Business Combination and during any Unfunded Commitment Lock-Up Period, including using its reasonable best efforts to enforce its rights, as applicable, under the definitive agreements with respect to any such funding commitments to cause the applicable counterparties, as applicable, to pay to (or as directed by) the Purchaser or the Company the applicable purchase price with respect to any such funding commitments in accordance with its terms. The restrictions on Transfer contained in this Section 1.13(i) are in addition to, and do not modify or otherwise affect, the restrictions on Transfer set forth in the Sponsor Lock-Up Agreement.

(b) Section 1.14(d) of the Agreement is amended and restated in its entirety to read as follows:

“Sponsor Earn Out Securities” means 63.25% of the Sponsor Retained Shares and 63.25% of the Sponsor Retained Warrants.

(c) Section 1.14(e) of the Agreement is amended to replace clause (a)(ii) with the following:

any amounts actually received by the Company or the Purchaser in connection with, or committed to be funded to the Company or the Purchaser as of, the consummation of the Business Combination in exchange for Equity Securities of the Purchaser or the Company (including the PIPE Investment) (collectively, “Investment Amounts”),

(d) Section 1.14(e) of the Agreement is amended to replace clause (b)(ii) with the following:

any Investment Amounts,

(e) Section 1.14 of the Agreement is amended to add the following defined terms as Sections 1.14(i)-(k):

(i) “Triggering Event II” shall occur if, within the Earn Out Period, the Common Share Price of the Domesticated Purchaser Class A Common Stock is greater than or equal to $15.00 per share.

(j) “Unfunded Commitment Lock-Up Period” means the period commencing on the date of the consummation of the Business Combination and ending on the earliest to occur of (i) the funding in full of such Unfunded Investment Amount to the Company or the Purchaser and (ii) the valid termination of the agreement giving rise to such Unfunded Investment Amount. If the termination of such agreement is effected at the election of or with the consent of the Company or the Purchaser, then such termination shall require the approval of the board of directors of the Purchaser.

(k) “Unfunded Lock-Up Amount” means a number of a Purchaser Support Party’s Sponsor Retained Shares and a number of a Purchaser Support Party’s Sponsor Retained Warrants, in each case, determined by multiplying (x) the aggregate number of such type of Subject Securities owned by the Purchaser Support Party immediately following the Sponsor Share Conversion and the Domestication, by (y) the difference between (A) the Sponsor Retention Multiplier as of the consummation of the Business Combination, calculated to include any Unfunded Investment Amount as an Investment Amount for purposes of Section 1.14(e)(a)(ii) and Section 1.14(e)(b)(ii), minus (B) the Sponsor Retention Multiplier as of the consummation of the Business Combination, calculated to exclude any Unfunded Investment Amount as an Investment Amount for purposes of Section 1.14(e)(a)(ii) and Section 1.14(e)(b)(ii).

Section 1.3 No Other Amendments. All other provisions of the Agreement shall, subject to the amendments expressly set forth in Section 1.2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to in the Agreement. This Amendment forms an integral and inseparable part of the Agreement.

Section 1.4 References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended by this Amendment, to “Effective Date”, “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to December 5, 2022, and references to the date of this Amendment and “as of the date of this Amendment” shall refer to June 11, 2023.

Section 1.5 Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each Party shall be bound by this Amendment. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties.

Section 1.6 Incorporation by Reference. Each of the provisions of Section 3.2 (No Recourse), Section 3.3 (Fiduciary Duties), Section 3.4 (Assignment), Section 3.5 (Specific Performance), Section 3.6 (Jurisdiction), Section 3.7 (Amendment), Section 3.8 (Miscellaneous), Section 3.9 (Liability) and Section 3.10 (Disclosure) of the Agreement are incorporated by reference into this Amendment and shall apply mutatis mutandis to this Amendment.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first written above.

PURCHASER:

ARES ACQUISITION CORPORATION

By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Its:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]

COMPANY:

X-ENERGY REACTOR COMPANY, LLC

By:	/s/ J. Clay Sell
Name:	J. Clay Sell
Its:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]

PURCHASER SUPPORT PARTIES:

ARES ACQUISITION HOLDINGS LP

By:	/s/ Anton Feingold
Name:	Anton Feingold
Its:	Secretary

By:	/s/ Stephen Davis
Name:	Stephen Davis

By:	/s/ Kathryn Marinello
Name:	Kathryn Marinello

By:	/s/ Felicia Thornton
Name:	Felicia Thornton

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]